Exhibit 23.1

                         CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of QNB Corp. on Form S-8 (File No. 33-79802) of our report dated January 25, 1996, on our audits of the consolidated financial statements of QNB Corp. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, 1993 which report is incorporated by reference in this Annual Report on Form 10-K.

                          /s/ Coopers & Lybrand L.L.P.

Philadelphia, Pennsylvania
March 21, 1996